 Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of April 8, 2016 (the “Effective Date”) between Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and the persons who have executed the signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”).
RECITALS:
WHEREAS, the Company has entered into an Agreement and Plan of Merger with Adgero Biopharmaceuticals, Inc., a Delaware corporation (“Adgero”), pursuant to which Adgero Acquisition, Inc., a newly organized, wholly-owned subsidiary of the Company has merged with and into Adgero, with Adgero remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);
WHEREAS, simultaneously with the Merger and to provide the capital required by the Company for working capital and other purposes, the Company has offered in compliance with Rule 506(b) of Regulation D of the Securities Act (as defined herein), to accredited investors in a private placement transaction (the “PPO”), units (“Units”) of its securities, each consisting of: (i) one (1) share of Common Stock (as defined below) (the “Investor Shares”), and (ii) a five-year warrant (the “Investor Warrants”) to purchase one (1) share of Common Stock at an initial exercise price of $5.00 per Share;
WHEREAS, the initial closing of the PPO and the closing of the Merger have taken place on the Effective Date;
WHEREAS, in connection with the Merger, the holders of certain warrants to purchase Adgero Common Stock were issued new warrants to purchase 30,864 shares of Company Common Stock (the “Replacement Warrants”);
WHEREAS, simultaneously with the Merger and the PPO, certain of the Company’s 6% convertible notes held by certain investors (the “Bridge Holders”) in the aggregate principal amount of $35,000 (the “Bridge Notes”), will automatically convert into a quantity of Units equal to the principal amount of Bridge Notes held by such Bridge Holders, together with accrued interest thereon calculated through the date of the initial closing of the PPO, divided by $5.00 (the “Conversion”); and
WHEREAS, in connection with the Merger and the PPO, the Company agreed to provide certain registration rights related to the Investor Shares and the shares of Common Stock issuable upon exercise of the Investor Warrants and Replacement Warrants, on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:
1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning given it in the preamble to this Agreement.
“Allowed Delay” has the meaning given it in Section 3(e) of this Agreement.
“Approved Market” means the Over-the-Counter Bulletin Board, the OTC Markets, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT.
“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.
“Bridge Holders” has the meaning given in the recitals of this Agreement.
“Bridge Notes” has the meaning given in the recitals of this Agreement.
“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.
“Closing Price” has the meaning given it in Section 3(f) of this Agreement.
“Commission” means the U. S. Securities and Exchange Commission or any other applicable federal agency at the time administering the Securities Act.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Company” has the meaning given it in the preamble to this Agreement.
“Conversion” has the meaning given in the recitals of this Agreement.
“Effective Date” has the meaning given it in the preamble to this Agreement.
“Effectiveness Period” has the meaning given it in Section 4(a) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
 “Holder” means each Purchaser, including any Bridge Holder, or any of such Purchaser’s or Bridge Holder’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or Bridge Holder or from any Permitted Assignee.
“Initial Public Offering” means the initial underwritten sale of equity securities by the Company pursuant to an effective Registration Statement under the Securities Act.
 “IPO Engagement” has the meaning given it in Section 3(a) of this Agreement.
“IPO Process Commencement Date” has the meaning given it in Section 3(a) of this Agreement.
“Investor Shares” has the meaning given it in the recitals of this Agreement.
“Investor Warrants” has the meaning given it in the recitals of this Agreement.
“Joint Registrations Statement” has the meaning given it in Section 3(a) of this Agreement.
“Majority Holders” means at any time Holders representing a majority of the Registrable Securities.
“Merger” has the meaning given in the recitals of this Agreement.
 “Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Registration” means, in any registration of Common Stock as set forth in Section 3(b), the ability of holders of Registrable Securities to include Registrable Securities in such registration.
“PPO” has the meaning given in the recitals of this Agreement.
“Purchaser” has the meaning given it in the preamble to this Agreement.
“Qualified Purchaser” has the meaning given it in Section 3(d) of this Agreement.
“Redemption Notice” has the meaning given it in Section 3(f) of this Agreement.
The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means the Investor Shares and the Registrable Warrant Shares but excluding, subject to Section 3(e), (i) any Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.
 “Registrable Warrant Shares” means the shares of Common Stock issued or issuable to each Holder upon exercise of the Investor Warrants or Replacement Warrants, as the case may be.
“Registration Default Date” means the date that is 150 days after the date the Registration Statement is actually filed with the Commission; provided however that the Registration Default Date is subject to adjustment as set forth under Section 3(a) of this Agreement
“Registration Default Period” means the period following the Registration Default Date during which any Registration Event occurs and is continuing.
“Registration Event” means the occurrence of any of the following events:
(a) the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;
(b) the Registration Statement is not declared effective by the Commission on or before the Registration Default Date;

(c) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) except as excused pursuant to Section 3(e); or
(d) 20 days after the SEC Effective Date, the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than two full, consecutive Trading Days; provided, however, that such 20 day delay in the Common Stock being listed on an Approved Market shall only be granted in the event the delay is solely the result of issues raised by the Approved Market subsequent to the SEC Effective Date and provided that the Company uses its commercially reasonable efforts in curing any issues resulting in such delay.
provided, however, a Registration Event shall not be deemed to occur if: (1) all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time; (2) the Company commences and pursues an Initial Public Offering, as set forth in Section 3(a) of this Agreement; or (3) the Company declares a Blackout Period; provided however that the Company shall only be permitted to declare two (2) Blackout Periods per year.
“Registration Filing Date” means the date that is 60 days after date of the final closing of the PPO, or if later, the termination of the PPO following an initial closing of the PPO; provided however, that the Registration Filing Date is subject to adjustment as set forth under Section 3(a) of this Agreement.
“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.
“Release Date” has the meaning given it in Section 3(f) of this Agreement.
“Replacement Warrants” has the meaning given in the recitals of this Agreement.
“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.
“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.
“Trading Day” means (a) if the Common Stock is listed or quoted on an Approved Market, then any day during which securities are generally eligible for trading on the Approved Market, or (b) if the Common Stock is not then listed or quoted and traded on an Approved Market, then any Business Day.
“Transfer” has the meaning given it in Section 3(f) of this Agreement.
“Units” has the meaning given in the recitals of this Agreement.
2. Term. This Agreement shall continue in full force and effect for a period of one year from the SEC Effective Date, unless terminated sooner hereunder.
3. Registration.
(a) Registration on Form S-1. Not later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form S-1, or other applicable form, relating to the resale by the Holders of all of the Registrable Securities, and the Company shall use its commercially reasonably efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date; provided, however, that in the event the Company signs a letter of intent or comparable agreement with an underwriter which contemplates an Initial Public Offering or holds an organizational meeting for an Initial Public Offering or otherwise orally engages an underwriter to begin working with the Company towards an Initial Public Offering (an “IPO Engagement”) prior to the Registration Default Date (such applicable date, the “IPO Process Commencement Date”), then the Company shall, in satisfaction of the foregoing obligation, file a joint registration statement covering the primary shares to be issued in the Initial Public Offering and the resale of  the Registrable Securities (”Joint Registration Statement”), and, in such event, the  Registration Filing Date shall be extended to a date that is seventy five (75) calendar days after the IPO Process Commencement Date and the Registration Default Date shall be extended to a date that is one hundred twenty (120) calendar days after the initial filing of the Registration Statement with the Commission.  If the Initial Public Offering is abandoned at any time, then the Registration Filing Date will be 60 calendar days from the actual date of abandonment and the Registration Default Date will be one hundred and fifty (150) calendar days after the date of abandonment. The registration rights under Section 3 shall not apply or be available to certain affiliate holders.
(b) Piggyback Registration. In addition to the Company agreement pursuant to Section 3(a) above, if the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) Initial Public Offering, (ii) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (iii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 3(c), include as a Piggyback Registration all of the Registrable Securities specified in a written request delivered by the Holder thereof within 10 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(c) Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders of the Registrable Securities eligible for inclusion in such Registration Statement pursuant to Sections 3(b). In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or the selling stockholders, as applicable. Notwithstanding any other provision of this Section, if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter, at its sole discretion, may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:
(i) If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; or
(ii) If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration and no liquidated damages as set forth in Section 3(d) shall accrue with respect to such excluded securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.
(d) Occurrence of Registration Event. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities (a “Qualified Purchaser”), as liquidated damages for the amount of damages to the Qualified Purchaser by reason thereof, at a rate equal to 0.50% of the purchase price per Unit paid by such Holder in the PPO for the Registrable Securities then held by each Qualified Purchaser for each full period of 30 days of the Registration Default Period (which shall be pro-rated for any period less than 30 days); provided, however, if a Registration Event occurs (or is continuing), liquidated damages shall be paid only with respect to that portion of the Qualified Purchaser’s Registrable Securities that cannot then be immediately resold in reliance on Rule 144. Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid to any Qualified Purchaser pursuant to this Section 3(d) shall be an amount equal to 6% of the purchase price per Unit paid by such Holder in the PPO for the Registrable Securities held by such Qualified Purchaser at the time of the first occurrence of a Registration Event. Each such payment shall be due and payable within five days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five days after such termination. Such payments shall constitute the Qualified Purchaser’s exclusive remedy for such events. If the Company fails to pay any partial liquidated damages or refund pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 2% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The Registration Default Period shall terminate upon (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 3(d) shall be payable in lawful money of the United States.
(e) Notwithstanding the provisions of Section 3(d) above:

(1)(a) if the Commission does not declare the Registration Statement effective on or before the Registration Default Date, or (b) if the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Default Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (b) the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder, and, in the case of (a) or (b), that a Holder shall not be entitled to any liquidated damages with respect to the Registrable Securities not registered for the reason set forth in (a), or so reduced on a pro rata basis as set forth in (b). In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will be reduced (i) first, by the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders on a fully diluted basis) and (ii) second, by the Registrable Securities represented by Investor Shares (applied, in the case that some Investor Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Investor Shares held by such Holders). In addition, any such affected Holder shall be entitled to Piggyback Registration rights after the Registration Statement is declared effective by the Commission until such time as: (AA) all Registrable Securities have been registered pursuant to an effective Registration Statement, (BB) the Registrable Securities may be resold without restriction pursuant to Rule 144 of the Securities Act, or (CC) the Holder agrees to be named as an underwriter in any such registration statement. The Holders acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement; and
(2)           For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading, including in connection with the filing of a post-effective amendment to such Registration Statement in connection with the Company’s filing of an Annual Report on Form 10-K for any fiscal year (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

In the event of an Allowed Delay, the liquidated damages set forth in Section 3(d) shall not accrue during such Allowed Delay.
(f)           Holdback Agreements. (A) Subject to paragraphs (B) and (C) below, from and after the SEC Effective Date, each Holder understands that (i) it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any shares of the Registrable Securities, nor shall such Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of the Registrable Securities (any of the foregoing under (i), a “Transfer”) until the Release Date (as defined below); provided, however, that such Holder shall be permitted to Transfer up to 25% of such Holder’s Investor Shares held by it, as the case may be, at any time on or after the SEC Effective Date, and (ii) following the SEC Effective Date, it shall be entitled to Transfer up to an additional 25% of such Holder’s Investor Shares beginning at the end of each successive 90 day period thereafter, such that after the Release Date, all Registrable Securities (i.e. Investor Shares and Registrable Warrant Shares) held by such Holder may be Transferred. Each Holder hereby covenants and agrees that (x) it shall abide by the restrictions set forth above and (y) the Company shall be entitled to place “stop transfer” instructions with the Company’s transfer agent in compliance with the above restrictions. For purposes of this clause (f), the term “Release Date” shall mean 270 days from the SEC Effective Date; provided, that in the event the Company delivers a notice of redemption to the Holders of the Investor Warrants or the Replacement Warrants (pursuant to the terms of such warrants) (the “Redemption Notice”), the restrictions set forth above shall terminate effective on the date of delivery of the Redemption Notice.

(B) Notwithstanding Section 3(f)(A) above, in the event the Closing Price is $15.00 or above (as adjusted for any stock split, share dividends, share combinations, or the like) for 20 consecutive Trading Days, all Registrable Securities shall be released from the holdback agreements of paragraph (A) above. The “Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.

4. Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:
(a) prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of one year or for such shorter period ending on the earlier to occur of (i) the date as of which all of the Holders as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144 (or any successor rule thereto) promulgated under the Securities Act or (ii) the date when all of the Registrable Securities registered thereunder shall have been sold (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Purchasers shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b) if the Registration Statement is subject to review by the Commission, respond in a commercially reasonable manner to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;
(c) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;
(d) furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;
(e) use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.
(f) notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event (as promptly as practicable after becoming aware of such event), which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;
(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;
(i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or traded;
(j) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;
(k) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;
(l) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and
(m) take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.
5. Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.
7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.
8. Information by Holder. A Holder with Registrable Securities included in any registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement. A form of Selling Stockholder Questionnaire is attached as Exhibit A hereto for such purposes.
9. Indemnification.
(a) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 9(a) shall in no event exceed the net proceeds from the PPO received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of the preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 4(f). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
(d) If an indemnifying party does or is not permitted to assume the defense of an action pursuant to Sections 9(c) or in the case of the expense reimbursement obligation set forth in Sections 9(a) and (b), the indemnification required by Sections 9(a) and 9(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.
(e) If the indemnification provided for in Section 9(a) or 9(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f) Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
10. Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the Commission permitting the selling of any such Registrable Securities without registration and (iv) undertake any additional actions commercially reasonably necessary to maintain the availability of the use of Rule 144.
11. Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12. Miscellaneous.
(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.
(b) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.
(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.
(d) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
(e) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.
(f) Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Adgero Biopharmaceuticals Holdings, Inc.
301 N. Harrison St., Suite 9F #459,
Princeton, NJ 08540
E-mail: frankgpilkiewicz@comcast.net

with copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attn: Steven M. Skolnick, Esq.
Facsimile: (973) 597-2477

If to the Purchasers:

To each Purchaser at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the other parties in writing.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.
(i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(j) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.
[SIGNATURE PAGES FOLLOW]

This Registration Rights Agreement is hereby executed as of the date first above written.
COMPANY:
ADGERO BIOPHARMACEUTICALS
HOLDINGS, INC.

By: _________________________________
Name: Frank Pilkiewicz
Title: Chief Executive Officer

EACH PURCHASER’S SIGNATURE TO THE SUBSCRIPTION AGREEMENT DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

This Registration Rights Agreement is hereby executed as of the date first above written.
Holder:
Entity: Name of Entity: _____________________ By Name and Title: ________________ Address: ________________ ________________ Email: ____________________
Number of Shares: ________________

Individual: By Name: ________________ Address: ________________ ________________ Email: ___________________ Number of Shares: ________________

Exhibit A
Selling Stockholder Questionnaire
[See Attached.]

WAIVER AND AMENDMENT OF REGISTRATION RIGHTS AGREEMENT
This Waiver and Amendment of Registration Rights Agreement is made and entered into effective as of the Effective Date (as defined below) between Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and the other parties to the Registration Rights Agreement (the “Agreement”) dated April 8, 2016, consisting of investors in the PPO (as defined below), certain bridge note investors who exchanged their bridge notes for securities identical to those sold in the PPO, and holders of replacement warrants (“Replacement Warrants”) that were issued in exchange for warrants to purchase shares of common stock of Adgero Biopharmaceuticals, Inc., a Delaware corporation, in connection with the Merger (as defined in the Agreement) (each, a “Purchaser” and collectively, the “Purchasers”).
RECITALS:
WHEREAS, the Company has offered in compliance with Rule 506(b) of Regulation D of the Securities Act, to accredited investors in a private placement transaction with Aegis Capital Corp. acting as the placement agent (the “PPO”), units of its securities, each consisting of: (i) one (1) share of Common Stock (the “Investor Shares”), and (ii) a five-year warrant (the “Investor Warrants”) to purchase one (1) share of Common Stock at an initial exercise price of $5.00 per Share;
WHEREAS, the initial closing of the PPO occurred on or about April 8, 2016, four subsequent closings of the PPO occurred on or about April 29, 2016, May 31, 2016, June 9, 2016, and July 8, 2016, and the final closing of the PPO occurred on July 29, 2016;
WHEREAS, in connection with the PPO, the Company agreed to provide certain registration rights related to the Investor Shares and the shares of Common Stock issuable upon exercise of the Investor Warrants and the Replacement Warrants, including the filing of a Registration Statement on Form S-1, or other applicable form, relating to the resale by the Holders of all of the Registrable Securities not later than the Registration Filing Date;
WHEREAS, the occurrence of a Registration Event entitles the Holders to certain liquidated damages pursuant to Section 3(d) of the Agreement;
WHEREAS, Section 12(j) of the Agreement provides that the provisions of the Agreement may be amended at any time and from time to time, and particular provisions of the Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders, and the parties hereto wish to make clear that any liquidated damages that have accrued through the Effective Date, or that will continue to accrue through the Registration Filing Date (as defined below) pursuant to the Agreement, will be waived.
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:
1. Definitions. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Agreement.

2. Amendment.  The following terms, whether used herein or in the Agreement, shall be deemed to be amended to read as follows:
“Registration Filing Date“ means the date on which the Registration Statement is filed with the Commission.
3. Waiver. The Holders waive any claims and rights to liquidated damages that have arisen under the Agreement prior to the Effective Date hereof or that will continue to accrue through the Registration Filing Date (as defined herein).
4. Miscellaneous.
(a) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles.
(b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, all Purchasers, and the successors, Permitted Assignees, executors and administrators of the parties hereto.
(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.
(d) Severability. In the case any provision of this Waiver and Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any inconsistency between the provisions of this Waiver and Amendment and the Agreement shall be resolved in favor of the provisions of this Waiver and Amendment. In all other respects, the Agreement shall remain in full force and effect.
(e) Effective Date. The provisions of this Waiver and Amendment shall become effective and binding upon all Purchasers immediately upon execution by Purchasers constituting the Majority Holders (the “Effective Date”).

[Signature Pages Follow]

This Waiver and Amendment of Registration Rights Agreement is hereby executed as of this [__]th day of October 2016.

COMPANY: ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

By:
Name:	Frank G. Pilkiewicz
Title:	Chief Executive Officer

 [Signature Page to Waiver]

This Waiver and Amendment of Registration Rights Agreement is hereby executed as of this [__]th day of October 2016.

PURCHASER OR HOLDER:
Entity: Name of Entity: _____________________ By Name and Title: ________________ Address: ________________ ________________ Email: ____________________
Number of Shares: ________________ Number of Warrants: ________________

Individual:

     _________________________________
     Name: ________________
     Address: ________________
                   ________________
     Email: ___________________
     Number of Shares: ________________
     Number of Warrants: ________________

 [Signature Page to Waiver]